Exhibit 99.1

The Bank of New York Mellon

Quarterly Earnings Summary

Financial Results

October 18, 2007

Table of Contents

Cautionary Statement / Additional Information	2

Third Quarter 2007 Financial Highlights (vs. third quarter 2006)	3

Financial Summary/Key Metrics	4

Assets Under Management/Custody and Administration	5

Fee and Other Revenue	6

Net Interest Revenue	7

Noninterest Expense	8

Merger Update – Integration Milestones	9

• Revenue Synergies	10

Business Sectors

• Asset Management	11

• Wealth Management	12

• Asset Servicing	13

• Issuer Services	14

• Clearing and Execution Services	15

• Treasury Services	16

• Other Segment	17

Non-operating Items	18

Supplemental Information - Earnings Per Share Presented on a GAAP and Non-GAAP basis	19

All narrative comparisons in this Quarterly Earnings Summary are with the third quarter of 2006 and all information is reported on a continuing operations basis, unless otherwise noted.

This Quarterly Earnings Summary has been designed to facilitate the understanding of the impact of the merger between The Bank of New York and Mellon, which closed on July 1, 2007. Throughout this Quarterly Earnings Summary, certain measures, which are noted, exclude certain items. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance. Pro-forma combined financial results for The Bank of New York Mellon prior to the consummation of the merger exclude the impact of intangible amortization and the pro forma impact of incremental purchase accounting intangibles resulting from the merger.

The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Summary, (ii) in our presentations and (iii) in the responses to questions are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the Corporation’s future financial goals, including future revenue, expenses and earnings, new business wins, and pipelines for new business and statements with respect to the merger integration; including revenue synergies, expense synergy targets, estimated merger and integration charges, completion date for the bank consolidation, integration completion date and sources of revenue enhancements; as well as BNY Mellon’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the businesses of Mellon and The Bank of New York may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; the combined company may not realize, to the extent or at the time we expect, revenue synergies and cost savings from the transaction; service quality metrics in Asset Servicing may not be attained; revenue following the transaction may be lower than expected as a result of losses of customers or other reasons; deposit attrition, operating costs, customer loss and business disruption following the transaction, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; changes in political and economic conditions; changes in the relevant benchmark to measure changes in investment management fees; equity, fixed-income and foreign exchange market fluctuations; changes in the mix of assets under management; changes in the mix of deposits; the price of oil; the effects of the adoption of new accounting standards; corporate and personal customers’ bankruptcies; market volatility; operational risk; inflation; levels of tax-free income; technological change; success in the timely development of new products and services; competitive product and pricing pressures within the Corporation’s markets; consumer spending and savings habits; interest rate fluctuations; geographic sources of income; monetary fluctuations; acquisitions and integrations of acquired businesses; changes in law; changes in fiscal, monetary, regulatory, trade and tax policies and laws; success in gaining regulatory approvals when required; the effects of terrorist acts and the results of the war on terrorism; as well as other risks and uncertainties detailed from time to time in the filings of the Corporation with the SEC and in The Bank of New York’s and Mellon’s historical reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC. Such forward-looking statements speak only as of Oct. 18, 2007, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION

The results prior to the consummation of the merger on July 1, 2007, reflect the sum of The Bank of New York and Mellon’s historical results, but do not include the pro forma impact of purchase accounting adjustments. The business sector combined results for all periods reflect actions taken to report consistent transfer pricing and cost allocation methodologies as well as intercompany eliminations between The Bank of New York and Mellon. As a result of actions taken in the third quarter of 2007, the business sector results for 2006 have been changed from the second quarter of 2007 Combined Quarterly Earnings Summary to reflect consistent reporting.

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The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

THIRD QUARTER 2007 FINANCIAL HIGHLIGHTS (vs. third quarter 2006)

	Income after-tax from- Continuing Operations	EPS from Continuing Operations	EPS Growth vs.
			3Q06	2Q07
	$ millions
GAAP	$642	$.56	37%	(10%)
Non-GAAP adjusted (a)
Ex merger and integration/non-operating	$754	$.66	32%	-%
Ex merger and integration /non-operating and intangible amortization	$838	$.73	43%	6%

	3Q07	% of (a)		Growth (a)
Business Segments - Pro forma Combined Basis	Total Revenue(a)	Revenue	Pre-tax Income	Revenue	Pre-tax Income

Asset & Wealth Management:
Asset Management	$ 741	21%	18%	9%	-%

Wealth Management	247	7	7	3	-

	988	28	25	7	-
Institutional Services:
Securities Servicing
Asset Servicing	1,113	32	28	27	75

Issuer Services	619	18	26	92	136

Clearing & Execution Services	421	12	8	6	7
	2,153	62%	62%	35%	79%

Treasury Services	352	10	13	5	13
	$2,505	72%	75%	30%	63%

Total Business Segments (b)	$3,493	100%	100%	23%	41%

KEY POINTS Pro forma Combined Basis (a)

•	Global leader in asset management and securities servicing with assets under management of $1.1 trillion, +19% and assets under custody and administration of $20.8 trillion, +22%
•	3Q07 net asset flows totaled $29 billion
•	Generating strong revenue and earnings momentum
•	Revenue +25% (page 4)
•	Expense +14% (page 4)
•	1,100 basis points of positive operating leverage year-over-year, 400 basis points sequentially
•	Pre-tax margin of 36% in 3Q07, up 200 basis points from 2Q07
•	31% of revenues from outside the U.S.
•

Effective tax rate of 28.2% for 3Q07 compared with 29.4% in 3Q06 and 31.9% in 2Q07. Lower rate vs. prior year reflects the impact of the recalculation of the yield on the leverage lease portfolio. Excluding this adjustment, the effective rate was 32.4% in 3Q07

•	Adjusted tangible shareholders’ equity ratio of 5.31%
•	Nonperforming assets of only $37 million at 9/30/07, remain at historically low levels
•	Merger
•	$79 million of expense synergies realized ($62 million net of open positions eliminated) in 3Q07, 1,368 net positions eliminated year-to-date
•	Established a gross revenue synergy targeted run rate of $250-$400 million by 2011

(a)	Results exclude items detailed in footnote (c) on page 4.
(b)	Excludes the Other segment.

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The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

FINANCIAL SUMMARY

The Bank of New York Mellon Corporation

Continuing Operations (a)

(dollar amounts in millions, non-FTE basis unless otherwise noted)	Pro-forma combined results for BNY Mellon						3Q07 vs.
	2006			2007
	3rd Qtr	(b)	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q06	2Q07
Fee and other revenue-excludes certain items in footnote (c)	$ 2,414		$ 2,841	$ 2,740	$ 2,929	$ 2,903	20%	(1)%
Net interest revenue-excludes certain items in footnote (c)	470		560	552	586	691	47	18
Total revenue-excludes certain items in footnote (c)	2,884		3,401	3,292	3,515	3,594	25	2

Provision for credit losses	(5)		(10)	(12)	(18)	-	N/M	N/M
Total noninterest expense - excluding merger and integration expense, amortization of intangible assets and items in footnote (c)	2,036		2,331	2,230	2,358	2,318	14	(2)
Pre-tax income from continuing operations (non-GAAP)	$ 853		$ 1,080	$ 1,074	$ 1,175	$ 1,276	50	9
Merger and integration expense:
The Bank of New York Mellon	-		11	12	151	205
Acquired Corporate Trust Business	89		17	11	12	13
Amortization of intangible assets	21		57	40	40	131
Non-operating items in footnote (c)	-		48	12	81	33
Pre-tax income from continuing operations (GAAP)	$ 743		$ 947	$ 999	$ 891	$ 894
Provision for income taxes						252
Income from continuing operations						$ 642

KEY METRICS:
Pre-tax operating margin (FTE) excluding merger and integration expense, intangible amortization and items in footnote (c)	30%		32%	33%	34%	36%

Return on tangible common equity:
GAAP						46.0%
Non-GAAP adjusted (c)						53.1%

Return on equity:
GAAP						8.9%
Non-GAAP adjusted (c)						11.6%

Fee and other revenue as a percentage of total revenue (FTE)	83%		83%	83%	83%	81%

Non-U.S.- Percent of revenue (FTE)	25%		27%	28%	30%	31%

Tier I capital ratio (estimate)						9.1%
Adjusted tangible shareholders’ equity to assets ratio						5.31%
Market capitalization (in millions)						$50,266

Net interest margin (FTE)	1.80%		2.06%	2.08%	1.95%	2.02%

(a)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting, including intangible amortization resulting from The Bank of New York Mellon merger.
(b)	Results exclude the impact of the corporate trust business acquired in the swap transaction with JPMorgan Chase as the transaction closed October 2006.
(c)	Excludes merger and integration expense, and intangible amortization expense, calculations also exclude the following non-operating items: a settlement received for early termination (in 2005) of a contract associated with the clearing business ($28 million pre-tax), and ($1 million pre-tax) of related incentive expense, recalculation of the yield on the leverage lease portfolio, recorded in net interest revenue ($22 million pre-tax), the pre-tax write-off of remaining interests in a hedge fund manager that was sold in 2006 ($32 million) and ($6 million) for internally developed software in 3Q07; early redemption charge for junior subordinated debentures ($46 million), exit costs associated with excess office space ($30 million) and a litigation reserve charge ($5 million) in 2Q07; a litigation reserve charge ($12 million) 1Q07; severance ($26 million), impairment charge ($16 million) and occupancy expense ($6 million) in 4Q06.

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The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

ASSETS UNDER MANAGEMENT/CUSTODY AND ADMINISTRATION TREND

	Pro forma combined results for BNY Mellon					3Q07
	2006		2007			vs.
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q06	2Q07

Assets under management (in billions)	$ 926	$ 1,011	$ 1,025	$ 1,082	$ 1,106	19%	2%

Market value of assets under custody/administration at period-end (in trillions)	$ 17.0	$ 17.9	$ 19.0	$ 20.4	$ 20.8	22%	2%

Securities lending cash management (in billions)	$ 533	$ 546	$ 597	$ 599	$ 575	8%	(4)%

ASSETS UNDER MANAGEMENT FLOWS (a)

Changes in market value of assets under management from June 30, 2007 to Sept. 30, 2007 - by business sector
(in billions)	Asset Management	Wealth Management	Total
Market value of assets under management at June 30, 2007 (b)	$ 997	$85	$1,082
Net inflows:
Long-term	1	1	2
Money market	27	-	27
Total net inflows	28	1	29
Net market depreciation (c)	(5)	-	(5)
Market value of assets under management at Sept. 30, 2007	$1,020	$86	$1,106
(a)	Preliminary.
(b)	Represents pro forma combined results for BNY Mellon.
(c)	Includes the effect of changes in foreign exchange rates.

COMPOSITION OF ASSETS UNDER MANAGEMENT

At period-end (a)	Pro forma combined results for BNY Mellon
	2006		2007
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Equity	39%	42%	42%	42%	41%
Money market	23	22	22	23	25
Fixed income	22	20	21	20	19
Overlay and alternative assets	16	16	15	15	15
Total	100%	100%	100%	100%	100%
(a)	Excludes securities lending cash management assets.

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The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

FEE AND OTHER REVENUE

	Pro-forma combined results for BNY Mellon					3Q07
(dollar amounts in millions, non-FTE basis unless otherwise noted)	2006		2007			vs.
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q06		2Q07
Securities servicing fees:
Asset servicing	$ 574	$ 595	$ 640	$ 704	$ 720	25%		2%
Issuer services	243	385	371	415	436	79		5
Clearing and execution services	296	260	274	285	304	3		7
Total securities servicing fees	1,113	1,240	1,285	1,404	1,460	31		4
Asset and wealth management fees	685	775	801	846	854	25		1
Performance fees	59	214	49	63	(3)	N/M		N/M
Foreign exchange and other trading activities	137	156	182	176	238	74		35
Treasury services	121	118	116	121	122	1		1
Distribution and servicing	73	80	84	83	95	30		14
Financing-related fees	71	71	63	69	51	(28)		(26)
Investment income	54	80	61	77	22	(59)		(71)
Securities gains(losses)	4	2	2	1	(9)	N/M		N/M
Other	97	105	97	89	101	4		13
Total fee and other revenue (non-FTE)	$2,414	$2,841	$2,740	$2,929	$2,931	21%	(a)	-

Total fee and other revenue (FTE)	$2,423	$2,850	$2,750	$2,939	$2,940	21%		-

Fee and other revenue as a percentage of total revenue (FTE)	83%	83%	83%	83%	81%

S&P 500 Index - period-end	1336	1418	1421	1503	1527	14%		2%
S&P 500 Index - daily average	1288	1389	1424	1496	1490	16%		-
FTSE 100 Index-period-end	5961	6221	6308	6608	6467	8%		(2)%
FTSE 100 Index-daily average	5869	6146	6265	6534	6366	8%		(3)%
(a)	Excluding the fee and other revenue items described in footnote (c) on page 4, the growth rate would have been 20%.

N/M - Not meaningful.

KEY POINTS

•	Total securities servicing fees increased 31% reflecting:
•	Asset servicing fees increased 25% reflecting a record level of securities lending revenue and increased client activity related to market volatility as well as net new business.
•

Issuer services fees growth of 79% primarily due to the impact of the Acquired Corporate Trust Business. Adjusted for the impact of the Acquired Corporate Trust Business fees increased approximately 15%. Sequentially, fees increased 5% (unannualized) reflecting a strong quarter in both depositary receipts and global products within Corporate Trust.

•

Clearing and execution services fees were up 3% principally due to increased activity resulting from market volatility, largely offset by the disposition of certain execution businesses in the BNY ConvergEx transaction. Excluding the impact of BNY ConvergEx, Clearing and execution services fees increased 25% driven by strong growth in trading activity in a normally slow quarter along with continued growth in money market and mutual fund positions.

•	Asset and wealth management fees increased 25% primarily due to net asset flows and favorable equity market conditions, as well as acquisitions.
•

Performance fees were a negative $3 million in 3Q07 compared to $59 million in 3Q06 and $63 million in 2Q07, with the declines principally reflecting the impact of market volatility during 3Q07 on certain alternative and quantitative strategies as well as weaker relative performance compared to the third quarter of 2006.

•

Foreign exchange and other trading activities increased 74% reflecting the benefit of higher client volumes as well as a significant increase in currency volatility and a higher valuation of the credit derivative portfolio due to credit spreads widening.

•	Distribution and servicing fees increased 30% reflecting higher sales volumes and higher market values of mutual funds.
•	Investment income decreased $32 million principally reflecting the lower market value of seed capital investments due to the market environment.

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The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

NET INTEREST REVENUE

	Pro-forma combined results for BNY Mellon					3Q07
	2006		2007			vs.
(dollar amounts in millions)(a)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q06		2Q07
Net interest revenue (non-FTE)	$ 470	$ 560	$ 552	$ 586	$ 669	42	% (b)	14%
Net interest revenue (FTE)	481	565	558	592	674	40	% (b)	14%
Net interest margin (FTE)	1.80%	2.06%	2.08%	1.95%	2.02%	22	bp	7	bp

Selected average balances:
Money market investments	$ 22,814	$ 24,895	$ 22,141	$ 31,818	$ 39,965	75%		26%
Trading account securities	2,933	3,125	3,257	1,892	1,885	(36)		-
Securities	40,504	39,148	40,835	43,705	46,167	14		6
Loans	39,405	41,436	42,037	43,824	45,517	16		4

Interest-earning assets	105,656	108,604	108,270	121,239	133,534	26		10
Interest-bearing deposits	63,821	63,488	61,432	72,450	80,870	27		12
Noninterest-bearing deposits	18,675	22,128	23,300	24,002	26,466	42		10

Noninterest-bearing deposits as a percentage of interest-earning assets	18%	20%	22%	20%	20%
(a)	Prior periods calculated on a continuing operations basis even though the balance sheet, in accordance with GAAP, is not restated for discontinued operations.
(b)	Excluding the net interest revenue items described in footnote (c) on page 4, the growth rate was 47% (non-FTE) and 45% (FTE).

bp - basis points.

KEY POINTS

•

Net interest revenue (FTE) increased 40% year-over-year and 14% (unannualized) sequentially, principally reflecting a higher level of average interest-earning assets driven by growth in client deposits, wider spreads on investment securities, lower bond premium amortization due to slowing prepayments and a positive day variance relative to the sequential quarter. This growth was partially offset by the required recalculation of the yield on leverage leases under FAS 13 ($22 million).

•

The increase in interest-earning assets reflects the impact of higher deposits related to the Acquired Corporate Trust Business ($14 billion), as well as higher client activity across our businesses which drove higher deposits.

•

The net interest margin increased 22 bps year-over-year and 7 bps sequentially principally reflecting the benefit of wider spreads on investment securities. Sequentially the margin benefited from the impact of market volatility on short-term spreads and a flight to quality during the quarter which delivered attractively priced deposits.

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The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

NONINTEREST EXPENSE

	Pro-forma combined results for BNY Mellon					3Q07
	2006		2007			vs.
(dollar amounts in millions)(a)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q06	2Q07
Staff:
Compensation	$ 683	$ 742	$ 739	$ 754	$ 764	12%	1%
Incentives	301	447	327	362	347	15	(4)
Employee benefits	172	182	191	187	169	(2)	(10)
Total staff	1,156	1,371	1,257	1,303	1,280	11	(2)
Professional, legal and other purchased services	209	248	245	253	241	15	(5)
Net occupancy	121	141	135	172	144	19	(16)
Distribution and servicing	114	132	132	141	127	11	(10)
Software	69	79	72	77	91	32	18
Furniture and equipment	72	76	78	80	80	11	-
Sub-custodian	45	47	50	60	58	29	(3)
Business development	52	66	58	72	56	8	(22)
Clearing and execution	52	38	37	44	52	-	18
Communications	34	31	25	33	33	(3)	-
Other	112	150	153	204	195	74	(4)
Subtotal	$2,036	$2,379	$2,242	$2,439	$2,357	16(b)	(3)
Merger & integration expense:
The Bank of New York Mellon	-	11	12	151	205	N/M	N/M
Acquired Corporate Trust business	89	17	11	12	13	N/M	N/M
Amortization of intangible assets	21	57	40	40	131	N/M	N/M
Total noninterest expense	$2,146	$2,464	$2,305	$2,642	$2,706	26%	2%
Total staff expense as a percentage of total revenue (FTE)	40%	40%	38%	37%	35%
(a)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.
(b)	Excluding the noninterest expense items described in footnote (c) on page 4, the growth rate was 14%.

N/M - Not meaningful.

KEY POINTS

•

Strong revenue growth and overall expense control, as well as the benefit of $79 million in merger-related synergies ($62 million net of open positions eliminated) resulted in 1,100 basis points of positive operating leverage year-over-year and 400 basis points sequentially.

•	Total staff expense increased 11% due to the Acquired Corporate Trust Business, the impact of acquisitions, higher incentive expense, and organic business growth.

•	Increased professional, legal and other purchased services, business development and furniture and equipment expense reflects business growth, strategic initiatives and the impact of acquisitions.

•	Distribution and servicing expense increased 11% due to an increased level of mutual fund sales activity.

•	Software expense increased $22 million year-over-year reflecting support of business growth and strategic initiatives as well as the write-off of internally developed software ($6 million).

•	Sub-custodian expenses increased 29% reflecting increased asset values, higher transaction volumes and increased depositary receipt activity.

•	Other expenses increased $83 million due to higher customer activity, the write-off of the remaining interest in a hedge fund manager that was sold in 2006 ($32 million) and organic business growth.

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The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

Merger Update - Integration Milestones *

	Goal	Actual	---------Cumulative Targets---------
		3Q07 YTD	2007	2008	2009
1) Expense Synergies - represents synergies achieved for the period (as previously reported)	$700 mm	$79mm/11%	15%	50%	85%

# of net positions eliminated	3,900	1,368			3,900
Memo: Canceled open positions included above		478			478

	3Q07	Memo: 3Q07 Net of Open Positions
Business Sector Expense Synergies Achieved (in millions)
Asset Management	$6	$5
Wealth Management	4	2
Asset Servicing	28	22
Issuer Services	8	6
Clearing & Execution Services	1	1
Treasury Services	10	7
Subtotal	57	43
Other	22	19
Total	$79	$62

2) Merger & Integration Charges (The Bank of New York Mellon)

(in millions)	3Q07			Cumulative Thru 3Q07 (d)
	Expense	Included in Goodwill	Total	Expense	Included in Goodwill	Total	Total Estimated

Personnel-related (a)	$73	$72	$145	$154	$72	$226	$575
Integration/conversion	52	-	52	90	-	90	350
One-time costs (b)	15	31	46	19	31	50	225
Transaction costs (c)	65	45	110	116	45	161	175
Total	$205	$148	$353	$379	$148	$527	$1,325
% of total estimated			27%			40%

3) Service Quality Goals for 2010 - Asset Servicing

•	#1 vs. major peers in the three major external global client satisfaction surveys (first survey 1Q08).
•	Expect 85% of our clients to be satisfied/highly satisfied with our service quality.

4) Other

Corporate Branding
Initial design	Completed
Formal rollout	Completed

Corporate Culture
Conduct all employee survey	Completed
Established core values	Completed
Formal rollout of core values	Completed

Other
Consolidation of Banks	7/1/08

(a)	Includes severance, retention, relocation expenses and accelerated vesting of stock options and restricted stock.
(b)	Includes facilities related, balance sheet write-offs, vendor contract modifications, rebranding and net gain (loss) on disposals.
(c)	Includes investment banker and legal fees and foundation funding.
(d)	Represents total merger and integration charges from 4Q06 - 3Q07.

*Note: Integration expected to be completed in 2009.

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The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

REVENUE SYNERGIES -	• Targeted Run Rate of $250-$400 million by 2011
• Ideas grouped into 3 major categories
• Top 15 of 71 represent over 60% of target

Major Opportunities in Each Category

REVENUE ENHANCEMENTS (BEST PRACTICES)

Distributing LOB
Standardize FX policy (e.g., standing instructions)	Asset Servicing
Align fee schedules between legacy BK and legacy MEL	Wealth Management
Best of breed approach to Securities Lending	Asset Servicing
Improved commission management in Shareowner Services	Issuer Services
Internalize emerging markets FX trades currently handled by sub-custodians	Asset Servicing
WITHIN THE LINE OF BUSINESS
Legacy BK US mutual fund administration and accounting to legacy MEL mutual fund clients	Asset Servicing
Enhanced product opportunities with new clients	Asset Servicing
Legacy BK offshore accounting introduced to legacy MEL clients	Asset Servicing
ETF offering from legacy BK to legacy MEL clients	Asset Servicing
Improved accounting options for insurance & multinational pension funds from legacy MEL to legacy BK clients	Asset Servicing
ACROSS LINES OF BUSINESS
Legacy MEL asset management services to other business line clients	Various
Ensure more cash is swept into BNY Mellon	Various
Introduce Corporate Trust to legacy MEL clients	Various
Leveraging Pershing platform for BNY Mellon Asset Management	Clearing
Leverage Senior Executive contacts to expanded wealth management capabilities	Various

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The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

BUSINESS SECTORS

ASSET MANAGEMENT (provides asset management services through a number of asset management companies to institutional and individual investors)

•	Represented 18% of pre-tax income in the third quarter of 2007 (a)(e)

	Pro-forma combined results for BNY Mellon					3Q07
(dollar amounts in millions, unless otherwise	2006		2007			vs.
noted; presented on an FTE basis)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q06	2Q07
Revenue:
Asset and wealth management:
Mutual funds	$242	$255	$276	$291	$ 307	27%	5%
Institutional clients	258	316	317	337	331	28	(2)
Private clients	37	41	42	46	46	24	-
Total asset and wealth management	537	612	635	674	684	27	1
Performance fees	59	214	49	63	(3)	N/M	N/M
Distribution and servicing	71	78	82	81	89	25	10
Other	15	30	14	41	(24)	N/M	N/M
Total fee and other revenue	682	934	780	859	746	9	(13)
Net interest revenue (expense)	-	(2)	6	-	(5)	N/M	N/M
Total revenue	682	932	786	859	741	9	(14)
Noninterest expense (ex. intangible amortization)	449	590	509	541	539	20	-
Income before taxes (ex. intangible amortization)	$233	$342	$277	$318	$ 202	(13)	(36)
Amortization of intangible assets (b)	7	12	13	12	70	N/M	N/M
Income before taxes	$226	$330	$264	$306	$ 132	(42)%	(57)%

Memo: Income before taxes (ex. intangible amortization) non-GAAP (e)	$233	$353	$277	$ 318	$ 234	-%	(26)%

Market value of assets under management at period-end (in billions) (f)	$853	$934	$950	$1,006	$1,028	21%	2%
Assets under management - net inflows (outflows) (c) (in billions):
Long-term	$ 6	$ 9	$ (4)	$ 5	$ 1
Money market	$ 18	$ 1	$ 5	$ 17	$ 27

Pre-tax operating margin (excluding intangible amortization) - non-GAAP (e)	34%	38%	35%	37%	32%
Adjusted pre-tax operating margin - non-GAAP (d)(e)	41%	44%	42%	44%	38%
(a)	Excluding intangible amortization, the Other segment and certain items detailed in footnote (c) on page 4.
(b)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.
(c)	Flows from 3Q06 through 1Q07 represent historical Mellon only.
(d)	Calculation excludes amortization of intangible assets and nets distribution and servicing expense from revenue.
(e)	3Q07 noninterest expense included a $32 million charge related to the write-off of the value of the remaining interest in a hedge fund manager that was sold in 2006. The pre-tax operating margin and adjusted pre-tax operating margin have been adjusted for the items detailed in the table on page 18.
(f)	Includes amounts subadvised for other sectors of $5 billion, $6 billion, $9 billion, $9 billion and $8 billion.

KEY POINTS

•	Assets under management totaled $1,028 billion, an increase of 21%
•	Net long-term flows totaled $1 billion
•	Net money market flows totaled $27 billion, a record quarterly net inflow
•	36% non-U.S. revenue in 3Q07
•	Asset and wealth management fees increased 27% relative to 3Q06 reflecting net new business, improved equity markets and acquisitions
•

The year-over-year and sequential quarter declines in performance fees reflect the impact of market volatility during 3Q07 on certain alternative and quantitative strategies as well as weaker relative performance compared to 3Q06

•	Distribution and servicing fees increased 25% reflecting higher sales volumes and higher market values of mutual funds
•	Other fee revenue decreased $39 million principally reflecting the lower market value of seed capital investments due to the market environment
•

Noninterest expense increased 20% in support of business growth as well the write-off noted above. Excluding this write-off, noninterest expense increased 13% and the pre-tax operating margin excluding intangible amortization would have been approximately 32%.

Page - 11

The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

WEALTH MANAGEMENT (provides investment management, wealth management and banking services to high-net-worth individuals, families and charitable gift programs, foundations and endowments)

•	Represented 7% of pre-tax income in the third quarter of 2007 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	Pro-forma combined results for BNY Mellon						3Q07 vs.
	2006			2007
	3rd Qtr	4th Qtr		1st Qtr	2nd Qtr	3rd Qtr	3Q06	2Q07
Revenue:
Asset and wealth management	$ 139	$ 147		$ 149	$ 153	$ 152	9%	(1)
Other	8	8		8	8	10	25	25
Total fee and other revenue	147	155		157	161	162	10	1
Net interest revenue	93	92		91	90	85	(9)	(6)
Total revenue	240	247		248	251	247	3	(2)
Provision for credit losses	-	-		-	-	-	-	-
Noninterest expense (excluding intangible amortization)	155	162		161	164	162	5	(1)
Income before taxes (excluding intangible amortization)	$ 85	$ 85	(b)	$ 87	$ 87	$ 85	-	(2)
Amortization of intangible assets (c)	1	1		1	1	21	N/M	N/M
Income before taxes	$ 84	$ 84		$ 86	$ 86	$ 64	(24)%	(26)%

Average loans	$6,079	$ 6,135		$ 6,170	$ 6,491	$ 6,590	8%	2%
Average deposits	$9,943	$10,026		$10,338	$10,142	$11,289	14	11

Market value of total client assets at period end (in billions)	$ 149	$ 155		$ 158	$ 162	$ 170	14%	5%

Pre-tax operating margin (excluding intangible amortization)	35%	34%		35%	35%	34%
(a)	Excluding intangible amortization, the Other segment and certain items detailed in footnote (c) on page 4.
(b)	4Q06 includes $1 million of severance expense. Excluding this item, income before taxes (excluding intangible amortization) would have been $86 million.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

KEY POINTS

•	Total fees increased 10% driven by organic growth, a 43% increase in new business revenue from 3Q06 and improved market performance

•	Total client assets of $170 billion increased 14% compared to 3Q06, and 5% (unannualized) sequentially, driven by new business, improved markets and net long-term flows of assets under management of $1 billion in 3Q07

•	Net interest revenue decreased 9% over the prior year and 6% (unannualized) sequentially as higher loan and deposit volumes were offset by lower spreads

•	Noninterest expense, excluding intangible amortization, increased 5% due to merit increases and expenses associated with new distribution channels. Noninterest expense decreased 1% (unannualized) sequentially, partially reflecting the impact of merger-related expense synergies.

•	Wealth Management now has a presence in 14 of the top 25 domestic wealth markets and 81 offices in domestic and international locations.

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The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

ASSET SERVICING (provides institutional trust and custody and related services and broker-dealer services to global financial institutions, corporate and public retirement funds and foundations and endowments)

•	Represented 28% of pre-tax income in the third quarter of 2007 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	Pro-forma combined results for BNY Mellon					3Q07
	2006		2007			vs.
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q06	2Q07
Revenue:
Securities servicing fees - Asset servicing	$554	$572	$619	$675	$698	26%	3%
Foreign exchange and other trading activities	118	109	123	136	167	42	23
Other	56	44	43	48	42	(25)	(13)
Total fee and other revenue	728	725	785	859	907	25	6
Net interest revenue	145	159	162	187	206	42	10
Total revenue	873	884	947	1,046	1,113	27	6
Noninterest expense (excluding intangible amortization)	668	691	701	745	755	13	1
Income before taxes (excluding intangible amortization)	$205	$193	$246	$301	$358	75	19
Amortization of intangible assets (b)	3	22	3	4	6	N/M	50
Income before taxes	$202	$171	$243	$297	$352	74%	19%

Memo: Income before taxes (ex. intangible amortization) non-GAAP (c)	$205	$210	$246	$301	$358	75%	19%

Average deposits	$32,397	$33,023	$32,945	$38,883	$38,250	18%	(2)%

Market value of securities on loan at period-end (in billions)(d)	$590	$607	$660	$678	$663	12%	(2)%
Securities lending revenue	$66	$61	$65	$97	$108	64%	11%
Global collateral management balances at period-end (in billions)	$1,392	$1,440	$1,519	$1,548	$1,692	22%	9%

Pre-tax operating margin (excluding intangible amortization) non-GAAP (c)	23%	22%	26%	29%	32%
(a)	Excluding intangible amortization, the Other segment and certain items detailed in footnote (c) on page 4.
(b)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.
(c)	Adjusted for the items detailed on page 18.
(d)	Represents the total amount of securities on loan, both cash and non-cash managed by the Asset Servicing sector.

KEY POINTS

•	Generated 1,400 bps of positive operating leverage year over year and 500 bps sequentially.
•	39% non-U.S. revenue in 3Q07.
•	Asset servicing fees increased 26% reflecting a record level of securities lending revenue and increased client activity related to market volatility and net new business.
•	Foreign exchange and other trading activities increased 42% reflecting the benefit of higher volumes as well as a significant increase in currency volatility.
•	Net interest revenue increased 42% due to higher average deposit levels and improved spreads.
•	Noninterest expense (excluding intangible amortization) increased 13% reflecting higher staff expense in support of new business, increased sub-custodian expense related to higher asset levels, higher joint venture pass-thru payments, as well as other growth initiatives, partially offset by merger-related expense synergies.
•	Win ratio of 75% on 3Q07 new business.
•	Strong new business pipelines.

Page - 13

The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

ISSUER SERVICES (provides corporate trust, depositary receipt and shareowner services to corporations and institutions)

•	Represented 26% of pre-tax income in the third quarter of 2007 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	Pro-forma combined results for BNY Mellon						3Q07 vs.
	2006			2007
	3rd Qtr	4th Qtr		1st Qtr	2nd Qtr	3rd Qtr	3Q06	2Q07
Revenue:
Securities servicing fees - Issuer services	$ 243	$ 385		$ 371	$ 415	$ 436	79%	5%
Other	12	33		39	25	24	N/M	N/M
Total fee and other revenue	255	418		410	440	460	80	5
Net interest revenue	67	128		133	155	159	N/M	3
Total revenue	322	546		543	595	619	92	4
Provision for credit losses	1	(1)		-	-	-	N/M	N/M
Noninterest expense (excluding intangible amortization)	182	293		295	292	291	60	-
Income before taxes (excluding intangible amortization)	$ 139	$ 254	(b)	$ 248	$ 303	$ 328	136	8
Amortization of intangible assets (c)	1	16		17	17	20	N/M	18
Income before taxes	$ 138	$ 238		$ 231	$ 286	$308	123%	8%

# of corporate actions (depositary receipts)	656	526		344	682	540	(18)%	(21)%
Depositary receipt trading value (in billions)	$ 144	$ 178		$ 233	$ 248	$ 354	N/M	43%
Average deposits	$7,334	$12,661		$13,608	$20,618	$26,153	N/M	27%

Pre-tax operating margin (excluding intangible amortization)	43%	47%		46%	51%	53%
(a)	Excluding intangible amortization, the Other segment and certain items detailed in footnote (c) on page 4.
(b)	4Q06 includes $4 million of severance expense. Excluding this item, income before taxes (excluding intangible amortization) would have been $258 million.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

KEY POINTS

•	36% non-U.S. revenue in 3Q07

•	Adjusting for the impact of the Acquired Corporate Trust Business, Total revenue grew 19% driven by:

•	15% growth in Issuer services fees due to strong growth in the Corporate Trust and Depositary Receipts businesses

On a linked quarter basis, Issuer services fees increased 5% (unannualized) reflecting growth in Depositary receipts as well as global products in Corporate Trust, while Shareowner services fees were relatively flat reflecting seasonality. Positive operating leverage was 400 bps.

•	Net interest revenue increased 21% as a result of significant deposit growth in both Corporate Trust and Shareowner Services, reflecting the impact of new business and increased client volumes

•	Adjusting for the impact of the Acquired Corporate Trust Business noninterest expense increased 6% reflecting the synergies from the acquired Corporate Trust business, as well as the consolidation of the BNY and Mellon Shareowner Services businesses, which drove 1,300 basis points of positive operating leverage year-over-year

Page - 14

The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

CLEARING AND EXECUTION SERVICES (provides clearing, execution, financing and custody services for introducing broker-dealers and registered investment advisors)

•	Represented 8% of pre-tax income in the third quarter of 2007 (a)

	Pro-forma combined results for BNY Mellon					3Q07 vs.
(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2006		2007
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q06		2Q07
Revenue:
Securities servicing fees – Clearing and execution services	$282	$257	$271	$281	$ 302	7%		7%
Other	46	39	37	39	70	N/M		N/M
Total fee and other revenue	328	296	308	320	372	13		16
Net interest revenue	70	76	61	63	77	10		22
Total revenue	398	372	369	383	449	13	(b)	17
Provision for credit losses	-	2	-	-	-	N/M		N/M
Noninterest expense (excluding intangible amortization)	301	256	270	293	318	6		9
Income before taxes (excluding intangible amortization)	$ 97	$114	$ 99	$ 90	$ 131	35		46
Amortization of intangible assets (c)	8	6	6	6	6	(25)		-
Income before taxes	$ 89	$108	$ 93	$ 84	$ 125	40%		49%

Memo: Income before taxes (excluding intangible Amortization (non-GAAP) (d)	$ 97	$114	$ 99	$ 90	$ 104	7%		16%

Average active accounts (in thousands)	5,168	5,133	5,149	5,195	5,064	(2)%		(3)%
Average margin debits (in thousands)	5,158	5,176	5,396	5,551	5,287	3%		(5)%

Pre-tax operating margin (excluding intangible amortization) – Non-GAAP (d)	24%	31%	27%	24%	25%
(a)	Excluding intangible amortization, the Other segment and certain items detailed in footnote (c) on page 4.
(b)	Excluding the impact of BNY ConvergEx as well as the impact of the settlement received for the early termination of a contract, total revenue increased 22%.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

(d)    3Q07 excludes the $27 million impact of the settlement received for the early termination of a contract detailed in the table on page 18.

KEY POINTS

•	Total revenue, adjusted for the impact of the settlement received for the early termination of a contract, increased 10% (unannualized) compared to 2Q07 driven by:

•

7% (unannualized) increase in Clearing and execution services fees reflecting strong growth in trading activity in a normally slow quarter along with continued growth in money market and mutual fund positions

•	22% (unannualized) increase in net interest revenue as a result of increased spreads on deposits and margin accounts resulting from higher interest rates

•

Noninterest expense (excluding intangible amortization), adjusted for the incentive impact related to the early contract termination settlement, increased approximately 8% (unannualized) compared to 2Q07, resulting in 200 basis points of positive operating leverage on a sequential basis.

Page - 15

The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

TREASURY SERVICES (provides global payment services, working capital solutions, global markets and institutional banking services, including lending)

•	Represented 13% of pre-tax income in the third quarter of 2007 (a)

	Pro-forma combined results for BNY Mellon						3Q07 vs.
(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2006			2007
	3rd Qtr	4th Qtr		1st Qtr	2nd Qtr	3rd Qtr	3Q06	2Q07
Revenue:
Treasury services	$ 114	$ 111		$ 111	$ 117	$ 114	- %	(3)%
Other	99	95		96	103	107	8	4
Total fee and other revenue	213	206		207	220	221	4	-
Net interest revenue	122	126		125	123	131	7	7
Total revenue	335	332		332	343	352	5	3
Provision for credit losses	(3)	(7)		(3)	(7)	-	N/M	N/M
Noninterest expense (excluding intangible amortization)	199	206		207	208	195	(2)	(6)
Income before taxes (excluding intangible amortization)	$ 139	$ 133	(b)	$ 128	$ 142	$ 157	13	11
Amortization of intangible assets (c)	1	-		-	-	7	N/M	N/M
Income before taxes	$ 138	$ 133		$ 128	$ 142	$ 150	9%	6%

Average loans	$13,613	$13,946		$14,008	$13,859	$12,705	(7)%	(8)%
Average deposits	$16,839	$19,024		$18,428	$19,148	$20,632	23%	8%

Pre-tax operating margin (excluding intangible amortization)	41%	40%		39%	41%	45%
(a)	Excluding intangible amortization, the Other segment and certain items detailed in footnote (c) on page 4.
(b)	Includes $1 million of severance expense. Excluding this item, income before taxes (excluding intangible amortization) would have been $134 million.
(c)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from
The Bank of New York Mellon merger.

KEY POINTS

•	Generated 700 bps of positive operating leverage (excluding intangible amortization).

•	Total revenue increased 5% compared to 3Q06 due to:

•	8% increase in other fee revenue due primarily to the higher valuation of the credit derivative portfolio
•	7% increase in net interest revenue resulting from higher deposit levels, including higher compensating balances (in lieu of treasury services fees), and wider spreads.

•	Noninterest expense (excluding intangible amortization) decreased 2% reflecting the impact of merger-related expense synergies.

Page - 16

The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

OTHER SEGMENT (primarily includes business exits and Corporate Treasury activities, merger and integration charges, and other corporate revenue and expense items)

	Pro-forma combined results for BNY Mellon
	2006		2007
(in millions, presented on an FTE basis)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Revenue:
Fee and other revenue	$ 70	$116	$103	$ 80	$ 72
Net interest revenue	(16)	(14)	(20)	(26)	21
Total revenue	54	102	83	54	93
Provision for credit losses	(3)	(4)	(9)	(11)	-
Noninterest expense (excluding intangible amortization/merger and integration expense)	82	181	99	196	97
Income (loss) before taxes (excluding intangible amortization and merger and integration expense)	$ (25)	$ (75)	$ (7)	$(131)	$ (4)
Amortization of intangible assets (a)	-	-	-	-	1
Merger and integration expenses:
The Bank of New York Mellon	-	11	12	151	205
Acquired Corporate Trust business	89	17	11	12	13
Income (loss) before taxes	$(114)	$(103)	$ (30)	$(294)	$(223)

Memo: Income (loss) before taxes (excluding intangible amortization and merger and integration expense) - non-GAAP (b)	$(25)	$(61)	$ 5	$(50)	$24
(a)	Results prior to 3Q07 exclude the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.
(b)	Adjusted for items detailed in the table on page 18.

KEY POINTS

•

Net interest revenue increased $37 million due to the impact of the changing interest rate environment on corporate treasury allocations, and lower bond premium amortization due to slowing prepayments, partially offset by the negative impact of the required recalculation of the yield on leverage leases under FAS 13 ($22 million).

•

Noninterest expense (excluding intangible amortization/merger and integration expense) increased $15 million due in part to the write-off of internally developed software. Sequentially, noninterest expense declined $99 million as 2Q07 included an early redemption charge for junior subordinated debentures ($46 million), exit costs associated with excess office space ($30 million) and a litigation reserve charge ($5 million).

Page - 17

The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

SUMMARY OF NON-OPERATING ITEMS

	2006		2007
Non-operating items ($ in millions)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Severance	$ -	$26	$ -	$ -	$ -
Litigation reserve charge	-	-	12	5	-
Impairment charge	-	16	-	-	-
Occupancy charge	-	6	-	-	-
Redemption charge for subordinated debentures	-	-	-	46	-
Exit costs associated with excess office space	-	-	-	30	-
Settlement received for early termination of contract	-	-	-	-	(27)
Write-off a remaining interest in hedge fund manager sold	-	-	-	-	32
Recalculation of yield on leveraged lease portfolio – FAS 13	-	-	-	-	22
Write-off of internally developed software	-	-	-	-	6
Reduction of pre-tax income	$ -	$48	$ 12	$81	$ 33(a)

Memo: Sector Impact
Asset Management	$ -	$11	$ -	$ -	$ 32
Wealth Management	-	1	-	-	-
Asset Servicing	-	17	-	-	-
Issuer Services	-	4	-	-	-
Clearing & Execution Services	-	-	-	-	(27)
Treasury Services	-	1	-	-	-
Other	-	14	12	81	28
Total	$ -	$48	$ 12	$81	$33
(a)	The after-tax impact of these items was more than offset by the tax benefit recorded on the recalculation of the yield on the leverage lease portfolio, which net, resulted in an increase of approximately 1 cent to earnings per share in the third quarter of 2007.

Page - 18

The Bank of New York Mellon 3Q07 Quarterly Earnings Summary

Supplemental information - Earnings Per Share Presented on a GAAP and Non-GAAP basis

In the merger transaction between The Bank of New York and Mellon, The Bank of New York shareholders received .9434 shares of The Bank of New York Mellon common stock for each share of The Bank of New York common stock outstanding on the closing date of the merger. Mellon shareholders received one share of The Bank of New York Mellon common stock for each share of Mellon Financial Corp. common stock outstanding on the closing date of the merger. Historical earnings per share for The Bank of New York are presented in post-merger share count terms in this Quarterly Earnings Summary and the Earnings Release. The table below converts earnings per share for The Bank of New York into post-merger share count terms, for periods prior to July 1, 2007.

Reported amounts are presented in accordance with GAAP. We believe that this supplemental non-GAAP information is useful to the investment community in analyzing the financial results and trends of our business. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management internally monitors financial performance. These non-GAAP items also are excluded from our segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments.

Continuing operations - fully diluted earnings per share	Legacy The Bank of New York Only (a)
	Quarter ended						Nine months ended
	Sept 30, 2006	Dec. 31, 2006	March 31, 2007	June 30, 2007	Sept. 30, 2007		Sept. 30, 2007		Sept. 30, 2006	(a)
As reported	$.39	$.56	$.57	$.59	$.56		$1.77		$ 1.36
As reported adjusted for exchange ratio (GAAP)	.41	.60	.61	.62	.56		1.77		1.45

Non-GAAP adjusted - excluding merger and integration expense and non-operating items: (b)
As reported	.47	.58	.59	.63	.66	(c)	1.95	(c)	1.44
Adjusted for exchange ratio	.50	.61	.62	.66	.66	(c)	1.95	(c)	1.53

Non-GAAP adjusted - excluding merger and integration expense, non-operating items and intangible amortization: (b)
As reported	.48	.61	.61	.65	.73	(d)	2.09	(d)	1.48
Adjusted for exchange ratio	.51	.65	.65	.69	.73	(d)	2.09	(d)	1.57
(a)	Amounts prior to July 1, 2007, represent legacy The Bank of New York only.
(b)	Non-operating items are detailed in footnote (c) on page 4.
(c)	Including the non-operating items detailed in footnote (c) on page 4, non-GAAP adjusted earnings per share – excluding merger and integration expense would have been 67 cents and $1.96 in the third quarter and first nine months of 2007, respectively.
(d)	Including the non-operating items detailed in footnote (c) on page 4, non-GAAP adjusted earnings per share – excluding merger and integration expense and intangible amortization would have been 74 cents and $2.10 in the third quarter and first nine month of 2007, respectively.

Page - 19